SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2025

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On July 31, 2025, Charter Communications, Inc. (“Charter”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Transaction Agreement, dated as of May 16, 2025 (the “Transaction Agreement”), by and among Charter, Charter Communications Holdings, LLC, a subsidiary of Charter (“Charter Holdings”), and Cox Enterprises, Inc. (“Cox Enterprises”), pursuant to which (i) Cox Enterprises will sell and transfer to Charter 100% of the equity interests of certain subsidiaries of Cox Communications, Inc., a wholly owned subsidiary of Cox Enterprises (“Cox Communications”), that conduct Cox Communications’ commercial fiber and managed IT and cloud services businesses, (ii) Cox Enterprises will contribute the equity interests of Cox Communications (after its conversion into a limited liability company pursuant to the pre-closing restructuring described in the definitive proxy statement filed by Charter with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2025 (the “proxy statement”)) and certain other assets (other than certain excluded assets) primarily related to Cox Communications’ residential cable business to Charter Holdings, and (iii) Cox Enterprises will pay $1.00 to Charter.

As of the close of business on June 27, 2025, the record date for the Special Meeting, there were 136,627,994 shares of Class A common stock, par value $0.001 per share ("Charter Class A common stock"), outstanding and eligible to vote, representing the same number of votes, and 1 share of Class B common stock, par value $0.001 per share ("Charter Class B common stock"), outstanding and eligible to vote, representing 15,824,243 votes. At the Special Meeting, 126,737,100 shares of Class A common stock, representing the same number of votes, and 1 share of Class B common stock, representing 15,824,243 votes, were represented in person or by proxy, constituting a quorum to conduct business.

The votes cast for all matters are set forth below:

1.Approval of the issuance of (i) one share of a new class of Charter common stock, par value $0.001 per share (the “Charter Class C common stock”) and (ii) approximately 33.6 million common units of Charter Holdings and convertible preferred units of Charter Holdings with an aggregate liquidation preference of $6.0 billion, which will pay a 6.875% dividend per annum (including shares of Charter Class A common stock which may be issued upon exchange or conversion of such common units or convertible preferred units of Charter Holdings), in each case in connection with the transactions contemplated by the Transaction Agreement (the “share issuance” and such proposal, the “share issuance proposal”).

For	Against	Abstain	Broker Non-Votes
142,421,886	83,940	55,517	N/A
Approval of the share issuance proposal required the affirmative vote of the holders of a majority of the votes cast by holders of Charter Class A common stock and Charter Class B common stock, voting together as a single class, in each case at the Charter special meeting.

2.Approval of the adoption of the Second Amended and Restated Certificate of Incorporation of Charter, a copy of which is attached as Annex D to the proxy statement (the “amended certificate of incorporation”), which will include the creation of the new Charter Class C common stock (the “certificate amendment” and such proposal, the “certificate amendment proposal”).

For	Against	Abstain	Broker Non-Votes
142,389,018	106,689	65,636	N/A

Approval of the certificate amendment proposal required the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Charter Class A common stock and Charter Class B common stock, voting together as a single class.

3.Separate approval (on a non-binding advisory basis) of the following features of the amended certificate of incorporation:

3a.a feature of the amended certificate of incorporation that will set forth the composition requirements for the Charter board of directors (the “Charter Board”) that are required by the amended and restated stockholders agreement with Cox Enterprises and Advance/Newhouse Partnership (“A/N”), a copy of which is attached as Annex E to the proxy statement (the “amended stockholders agreement” and such proposal, the “governance proposal 1”);

For	Against	Abstain	Broker Non-Votes
142,387,841	106,757	66,745	N/A

3b.a feature of the amended certificate of incorporation that will specify standards for decisions by the Charter Board that are required by the amended stockholders agreement (such proposal, the “governance proposal 2”);

For	Against	Abstain	Broker Non-Votes
142,391,775	104,582	64,986	N/A

3c.a feature of the amended certificate of incorporation that will provide for certain voting restrictions on Cox Enterprises and A/N that are required by the amended stockholders agreement (such proposal, the “governance proposal 3”); and

For	Against	Abstain	Broker Non-Votes
142,400,711	94,728	65,904	N/A

3d.a feature of the amended certificate of incorporation that will clarify the stockholder vote required for amendments to the amended certificate of incorporation to increase or decrease the number of authorized shares of Charter common stock or preferred stock (such proposal, the “governance proposal 4” and collectively with the governance proposal 1, the governance proposal 2 and the governance proposal 3, the “governance proposals”).

For	Against	Abstain	Broker Non-Votes
142,408,590	87,495	65,258	N/A

Approval of the governance proposals (which are non-binding advisory proposals) required the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Charter Class A common stock and Charter Class B common stock, voting together as a single class.

4.Approval of the adjournment of the Charter special meeting from time to time to solicit additional proxies in favor of the certificate amendment proposal or the share issuance proposal if there are insufficient votes at the time of such adjournment to approve such proposals or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the “adjournment proposal”).

For	Against	Abstain	Broker Non-Votes
136,501,722	6,011,127	48,494	N/A

Approval of the adjournment proposal required the affirmative vote of the holders of shares having a majority of the voting power of the shares of Charter common stock that are present in person or represented by proxy at the Charter special meeting and entitled to vote on the proposal at the Charter special meeting, voting together as a single class.

No other matters were considered and voted on by the stockholders at the Special Meeting.

As a result of the votes cast as reported above, the stockholders approved (i) the share issuance proposal, (ii) the certificate amendment proposal, (iii) the governance proposals, and (iv) the adjournment proposal.

ITEM 7.01 REGULATION FD DISCLOSURE.

On July 31, 2025, Charter issued a press release announcing that Charter stockholders approved each of the proposals presented at the Special Meeting. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The furnishing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in Charter’s filings with the SEC and other public announcements that Charter has made and may make from time to time by press release or otherwise.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by Charter, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

99.1*	Press Release dated July 31, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL
* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: August 1, 2025		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: August 1, 2025		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: August 1, 2025		Executive Vice President, Chief Accounting Officer and Controller